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                                                                       EXHIBIT 5



                                January 26, 1998


                                                                          OPT2-4



OSI Systems, Inc.
12525 Chadron Avenue
Hawthorne, California 90250

  Re: Registration Statement on Form S-8
      ----------------------------------

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") of OSI Systems, Inc., a California corporation (the "Company"), and the exhibits filed in connection therewith, which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to (i) 511,988 shares of the Company's common stock, no par value ("Common Stock"), issuable upon the exercise of options previously granted or available for grant under the Company's 1987 Incentive Stock Option Plan (the "1987 Plan"); and (ii) 804,514 shares of Common Stock issuable upon the exercise of options previously granted or available for grant under the Company's 1997 Stock Option Plan (the "1997 Plan") (the 1987 Plan and the 1997 Plan are referred to herein collectively as the "Plans").

     For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of the Plans and of such documents, corporate records and other instruments relating to the adoption and implementation of the Plans as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.
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OSI Systems, Inc.
January 26, 1998
Page 2



     Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable upon exercise of stock options granted or to be granted pursuant to the 1987 Plan and the 1997 Plan, respectively, are duly authorized and, when issued and paid for in accordance with the 1987 Plan or the 1997 Plan, as the case may be, will be legally issued, fully paid and nonassessable.

     We consent to the use of our name under Part II, Item 5 of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                Very truly yours,


                                /s/ TROY & GOULD

                                TROY & GOULD
                                Professional Corporation